SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report February 20, 2003

Approved Financial Corp.

Exact name of registrant as specified in its charter

Virginia (State or other jurisdiction of incorporation)	000-23775 (Commission File Number)	52-0792752 (IRS Employer Identification No.)

1716 Corporate Landing Parkway Virginia Beach, Virginia Address of principal executive offices	23454 Zip Code

Registrant’s telephone number, including area code    (757)    430-1400

(Former name or former address, if changes since last report.)

Item 5

In February 2003, Approved Financial Corp. (the “Company”) and its wholly owned subsidiary, Approved Federal Savings Bank, settled a lawsuit in the case of Epstein vs. Approved Financial Corp., Approved Federal Savings Bank, et al. The case was filed in the U.S. District Court for the Eastern District of Virginia wherein Plaintiff alleged, among other things, breach of contract, wrongful termination of employment, fraud and civil conspiracy against Approved Federal Savings Bank, the Company and certain current and prior officers and directors (the “Defendants”). The Defendants filed a counterclaim alleging breach of fiduciary duty. The parties entered a settlement agreement by which, without the admission of any liability, the Plaintiff was paid $1,250,000, a portion of which was paid by insurance. A final net settlement expense of approximately $800,000 will be recorded in the fourth quarter of 2002. The claim and counterclaim were thereafter dismissed with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Approved Financial Corp.

February 27, 2003	By: /s/ Allen D. Wykle
Allen D. Wykle, President and CEO